Exhibit 23.8

Consent of UHY LLP

We hereby consent to the inclusion in the Registration Statement on Form S-1 (Registration No. 333-142363) of Vanguard Natural Resources, LLC of our report dated April 20, 2007, with respect to the balance sheet of Vanguard Natural Resources, LLC as of March 31, 2007.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ UHY LLP

Houston, Texas
July 5, 2007